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                                                                  Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
PriceInteractive, Inc.


We consent to the use of our report dated January 31, 2000 filed in the Preliminary Proxy Statement of iBasis, Inc. filed on January 16, 2001 for its special meeting to consider and vote upon the acquisition of PriceInteractive, Inc. which such report relates to the financial statements of PriceInteractive, Inc. for the year ended December 31, 1999, incorporated into this registration statement and prospectus by reference and to the reference to our firm under the heading "Experts" in this registration statement and prospectus.

Our report dated January 31, 2000, refers to a change in the method of computing depreciation.



                                                      /s/ KPMG LLP
                                                      ------------------------
                                                      KPMG LLP


McLean, Virginia
January 16, 2001.